EXHIBIT 23.4









           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 17, 2001, which appears on page 3 of the Quarterly Report on Form 10-QSB of Vizario, Inc. for the quarter ended June 30, 2001, and our report dated November 14, 2001, which appears on page 2 of the Quarterly Report on Form 10-QSB of Vizario, Inc. for the quarter ended September 30, 2001.



/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 12, 2001